Exhibit 10.08

AUDIT COMMITTEE POLICY FOR

PRE-APPROVAL OF AUDITOR SERVICES

ARTICLE I — PURPOSE

The Audit Committee of California Coastal Communities, Inc. (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor in order to determine that the provision of such services does not adversely affect the auditor’s independence. Other than services to be provided by the independent auditor which have been generally pre-approved, specific pre-approval by the Audit Committee will be required. If a proposed service exceeds pre-approved cost levels, such services must receive specific pre-approval by the Audit Committee.

The exhibits to this Policy describe the “Audit”, “Audit-Related”, “Tax” and “Other” services that have been pre-approved by the Audit Committee. Unless the Audit Committee specifically provides for a different period, pre-approvals are for a twelve (12) month period from the date of pre-approval. The Audit Committee may, at any time, amend the list of pre-approved services.

ARTICLE II — AUDIT SERVICES

The annual Audit Services, terms of engagement and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, as may be required, any changes in such terms, conditions and fees resulting from changes in the scope of the audit or other reasons.

The Audit Committee may grant pre-approval for other Audit Services, that only the Company’s auditor can reasonably provide. The Audit Services listed in Exhibit A have been pre-approved, and any other Audit Services must be separately pre-approved by the Audit Committee.

ARTICLE III — AUDIT-RELATED SERVICES

Audit-Related Services are those services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the auditor. The Audit Committee has pre-approved the Audit-Related Services listed in Exhibit B and believes that the provision of such Audit-Related Services does not impair the independence of the independent auditor. Any other Audit-Related Services not listed in Exhibit B must be separately pre-approved by the Audit Committee.

ARTICLE IV — TAX SERVICES

The Audit Committee believes that, without impairing the auditor’s independence, the auditor can provide Tax Services to the Company such as tax planning, tax compliance and tax advice. However, the auditor is not permitted to be retained in connection with a transaction initially recommended by the auditor, where the tax treatment of such transaction may not be supported in the Internal Revenue Code and the regulations thereunder, or where the purpose of which may be tax avoidance. The Tax Services listed in Exhibit C have been pre-approved, and all Tax Services involving large and complex transactions not listed in Exhibit C must be separately pre-approved by the Audit Committee.

ARTICLE V — OTHER SERVICES

The Audit Committee may grant pre-approval to other permissible non-audit services that it believes are routine and recurring services, and which services the Audit Committee believes would not impair the independence of the auditor. The Audit Committee has pre-approved the Other Services listed in Exhibit D. Any additional permissible Other Services not listed in Exhibit D must be separately pre-approved by the Audit Committee.

Schedule 1 to this Policy sets forth a list of the SEC’s currently prohibited non-audit services.

ARTICLE VI — PRE-APPROVAL FEE LEVELS

The Audit Committee will periodically establish Pre-approval fee levels for all services to be provided by the auditor. Specific pre-approval by the Audit Committee will be required for any proposed services exceeding these fee levels.

ARTICLE VII — SUPPORTING DOCUMENTATION

The auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be provided with respect to each proposed pre-approved service.

ARTICLE VIII — DELEGATION

The Audit Committee shall not delegate to management of the Company, any of its responsibilities to pre-approve services performed by the independent auditor. However, pre-approval authority may be delegated to one or more of the Audit Committee members; provided that such member(s) to whom such authority is delegated shall report each pre-approval decision to the Audit Committee at its next scheduled meeting.

ARTICLE IX — PROCEDURES FOR SEPARATE APPROVALS

The auditor and the Company’s Chief Financial Officer shall submit to the Audit Committee all requests or applications to provide services by the auditor, where such services require separate approval by the Audit Committee. Such requests or applications must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Exhibit  A

Pre-Approved Audit Services for Year Ending December 31, 2005

Dated:   March 9, 2005

Service:	Range of Fees:

Statutory audits or financial audits for subsidiaries or affiliates of the Company.	—

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents  issued in connection with securities offerings (e.g., comfort letters,  consents), and assistance in responding to SEC comment letters.

$5,000 - $10,000

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or  potential impact of final or proposed rules, standards or interpretations  by the SEC, FASB, or other regulatory or standard setting bodies.

$10,000 - $20,000

A-1

Exhibit B

Pre-Approved Audit-Related Services for Year Ending December 31, 2005

Dated:    March 9, 2005

Service:	Range of Fees:

Due diligence services pertaining to potential business acquisitions/ dispositions.	—

Financial statement audits of employee benefit plans.	—

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.	—

Internal control reviews and assistance with internal control reporting requirements.	$90,000 - $115,000

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential  impact of final or proposed rules, standards or interpretations by the  SEC, FASB, or other regulatory or standard-setting bodies.

$10,000 - $25,000

Attest services not required by statute or regulation.	—

B-1

Exhibit C

Pre-Approved Tax Services for Year Ending December 31, 2005

Dated: March 9, 2005

Service:	Range of Fees:

U.S. federal, state and local tax planning and advice.	$20,000 - $40,000

U.S. federal, state and local tax compliance.	$15,000 - $35,000

Review of federal, state and local income, franchise, and other tax returns.	$10,000 - $20,000

Licensing or purchase of income tax preparation software from the auditor, provided the functionality is limited to preparation of tax provisions or returns.	$5,000 - $10,000

C-1

Exhibit D

Pre-Approved All Other Services for Year Ending December 31, 2005

Dated: March 9, 2005

Service:	Range of Fees:

To be determined

D-1

Schedule 1

Prohibited Non-Audit Services*

Bookkeeping or other services related to the accounting records or financial statements of the audit client.

Financial information systems design and implementation.

Appraisal or valuation services, fairness opinions or contribution-in-kind reports.

Actuarial services.

Internal audit outsourcing services.

Management functions.

Human resources.

Broker-dealer, investment adviser or investment banking services.

Legal services.

Expert services unrelated to the audit.

* Provision of these non-audit services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures.

Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materiality is itself a matter of audit judgment.

S-1